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                                                                  CONFORMED COPY


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                              GUARANTEE AGREEMENT


                         MUTUAL RISK MANAGEMENT LTD.,

                               MUTUAL GROUP LTD.

                                      and

                     THE CHASE MANHATTAN BANK, as Trustee


          Relating to the Preferred Securities of MRM Capital Trust I


                        Dated as of September 21, 2000

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

                            CROSS REFERENCE TABLE/1/


Section of Trust                                                      Section of
Indenture Act Of                                                       Guarantee
1939, as amended                                                       Agreement


310(a)...................................................................4.01(a)
310(b) ............................................................4.01(c), 2.08
310(c)..............................................................Inapplicable
311(a)...................................................................2.02(b)
311(b)...................................................................2.02(b)
311(c)..............................................................Inapplicable
312(a)...................................................................2.02(a)
312(b)...................................................................2.02(b)
313.........................................................................2.03
314(a)......................................................................2.04
314(b)..............................................................Inapplicable
314(c)......................................................................2.05
314(d)..............................................................Inapplicable
314(e)..........................................................1.01, 2.03, 3.02
314(f)......................................................................3.02
315(a)...................................................................3.01(d)
315(b)......................................................................2.07
315(c)......................................................................3.01
315(d)...................................................................3.01(d)
316(a)..........................................................1.01, 2.06, 5.04
316(b)......................................................................5.03
317(a)..............................................................Inapplicable
317(b)..............................................................Inapplicable
318(a)...................................................................2.01(b)
318(b)......................................................................2.01
318(c)...................................................................2.01(a)

________________

     /1/ This Cross-Reference Table does not constitute part of this Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                               TABLE OF CONTENTS

                                 _____________


                                                                            Page
                                                                            ----
                                  ARTICLE 1
                                  Definitions

Section 1.01.  Definitions................................................   2

                                   ARTICLE 2
                              Trust Indenture Act

Section 2.01.  Trust Indenture Act; Application...........................   5
Section 2.02.  List of Holders............................................   5
Section 2.03.  Reports by the Guarantee Trustee...........................   5
Section 2.04.  Periodic Reports to Guarantee Trustee......................   6
Section 2.05.  Evidence of Compliance with Conditions Precedent...........   6
Section 2.06.  Events of Default; Waiver..................................   6
Section 2.07.  Events of Default; Notice..................................   6
Section 2.08.  Conflicting Interests......................................   7

                                   ARTICLE 3
              Powers, Duties and Rights of the Guarantee Trustee

Section 3.01.  Powers and Duties of the Guarantee Trustee.................   7
Section 3.02.  Certain Rights of Guarantee Trustee........................   9
Section 3.03.  Compensation...............................................  10
Section 3.04.  Indemnity..................................................  11

                                   ARTICLE 4
                               Guarantee Trustee

Section 4.01.  Guarantee Trustee; Eligibility.............................  11
Section 4.02.  Appointment, Removal and Resignation of the Guarantee
         Trustee..........................................................  12

                                   ARTICLE 5
                          Mutual Group Ltd. Guarantee

Section 5.01.  Mutual Group Ltd. Guarantee................................  12
Section 5.02.  Waiver of Notice and Demand................................  13
Section 5.03.  Obligations Not Affected...................................  13
Section 5.04.  Rights of Holders..........................................  14

                                                                            Page
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
Section 5.05.  Guarantee of Payment.......................................  14
Section 5.06.  Subrogation................................................  14
Section 5.07.  Independent Obligations....................................  15

                                   ARTICLE 6
                     Mutual Risk Management Ltd. Guarantee

Section 6.01.  Mutual Risk Management Ltd. Guarantee......................  15
Section 6.02.  Waiver of Notice and Demand................................  15
Section 6.03.  Obligations Not Affected...................................  16
Section 6.04.  Rights of Holders..........................................  17
Section 6.05.  Guarantee of Payment.......................................  17
Section 6.06.  Subrogation................................................  17
Section 6.07.  Independent Obligations....................................  18

                                   ARTICLE 7
                                  Termination

Section 7.01.  Termination................................................  18

                                   ARTICLE 8
                                 Miscellaneous

Section 8.01.  Successors and Assigns.....................................  18
Section 8.02.  Amendments.................................................  19
Section 8.03.  Notices....................................................  19
Section 8.04.  Benefit....................................................  21
Section 8.05.  Interpretation.............................................  21
Section 8.06.  Governing Law..............................................  21
Section 8.07.  Counterparts...............................................  21
Section 8.08.  Counterparts...............................................  21
Section 8.09.  Submission to Jurisdiction.................................  22
Section 8.10.  Judgment Currency..........................................  23
Section 8.11.  Net Payments...............................................  23

                              GUARANTEE AGREEMENT

         This GUARANTEE AGREEMENT dated as of September 21, 2000 is executed and delivered by Mutual Group Ltd., a Delaware corporation (the "Guarantor"), Mutual Risk Management Ltd., a Bermuda corporation ("MRM"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the holders from time to time of the Preferred Securities (as defined herein) of MRM Capital Trust I, a statutory business trust organized under the laws of the State of Delaware (the "Issuer").

         WHEREAS, pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of September 21, 2000 among the Trustees named therein, the Guarantor, as Sponsor (the "Sponsor"), and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing 40,000 of its Auction Rate Reset Preferred Securities (liquidation amount $1,000 per preferred security) (the "Preferred Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement including the right to preferred distributions under certain circumstances;

         WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance by the Issuer of the Common Securities (as defined herein), will be used to purchase the Senior Notes (as defined in the Trust Agreement) of the Guarantor, which will be deposited with The Chase Manhattan Bank, as Property Trustee under the Trust Agreement, as trust assets;

         WHEREAS, as incentive for Holders (as defined herein) to purchase Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay the Guarantee Payments (as defined herein) to the Holders and to make certain other payments on the terms and conditions set forth herein;

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, MRM desires irrevocably and unconditionally to guarantee, to the extent set forth herein, the due and punctual payment of the Guarantee Payments on the terms and conditions set forth herein; and

         WHEREAS, the Guarantor and MRM are executing and delivering for the benefit of the holders of the Common Securities a guarantee agreement (the "Common Securities Guarantee") with terms substantially identical to those of this Guarantee Agreement, except that if an Event of Default (as defined in the

Indenture (as defined herein)) has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee shall be subordinated to the rights of Holders to receive Guarantee Payments (as defined herein) under this Guarantee Agreement;

         NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor and which purchase MRM hereby agrees shall benefit MRM, the Guarantor and MRM execute and deliver this Guarantee Agreement for the benefit of the Holders.

                                   ARTICLE 1
                                  Definitions

         Section 1.01. Definitions. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct common control with such specified Person, provided, however, that an Affiliate of the Guarantor or MRM shall not be deemed to include the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Common Securities" means the securities representing undivided common beneficial interests in the assets of the Issuer which, under certain circumstances, are subordinated to the Preferred Securities.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received written notice of default from the Guarantee Trustee and shall not have cured such default within 60 days after receipt of such notice.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Preferred Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer shall have funds available therefor, with respect to such Preferred Securities called for redemption by the Issuer and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer, unless the Senior Notes are distributed to Holders, the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

         "Guarantee Trustee" means The Chase Manhattan Bank, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

         "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, MRM or any Affiliate of the Guarantor or MRM.

         "Indenture" means the Indenture dated as of September 21, 2000 among the Guarantor, MRM, and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), as supplemented by the First Supplemental Indenture dated as of September 21, 2000 among the Guarantor, MRM and the Indenture Trustee and as further amended, supplemented, modified or superseded from time to time.

         "List of Holders" has the meaning specified in Section 2.02(a).

         "Majority in Liquidation Amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the aggregate liquidation amount of all the outstanding Preferred Securities issued by the Issuer.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by (i) the Chairman, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"), and by (ii) the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Controller, the Secretary or an

Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement (other than pursuant to Section 2.04) shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Responsible Officer" means, with respect to the Guarantee Trustee, any Executive Vice President, Senior Vice President, any First Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Capital Markets Fiduciary Services Department of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE 2
                              Trust Indenture Act

         Section 2.01. Trust Indenture Act; Application. (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that would be required to be part of this Guarantee Agreement in order for this Guarantee Agreement to be a qualified indenture under the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         Section 2.02. List of Holders. (a) The Guarantor shall provide, or cause to be provided to the Guarantee Trustee (unless the Guarantee Trustee is acting as the Registrar (as defined in the Trust Agreement), a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities (a "List of Holders") (i) within 14 days after each record date for payment of Distributions, as of such record date; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Sponsor, and (ii) at any other time, within 30 days of receipt by the Trust of a written request from the Guarantee Trustee for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it; provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders. Notwithstanding the foregoing, the Guarantor shall not be obligated to provide such List of Holders at any time the Preferred Securities are represented by one or more Global Preferred Securities (as defined in the Trust Agreement).

         (b) The Guarantee Trustee shall comply with its obligations under
Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

         Section 2.03. Reports by the Guarantee Trustee. Within 60 days after September 15 of each calendar year commencing September 15, 2001, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

         Section 2.04. Periodic Reports to Guarantee Trustee. The Guarantor and MRM shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as may be required by Section 314 of the Trust Indenture Act or the rules and regulations thereunder and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided, that such certificate shall be delivered no later than 120 days after the end of each fiscal year of the Guarantor or MRM, as the case may be.

         Section 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor and MRM shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         Section 2.06. Events of Default; Waiver. The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

         Section 2.07. Events of Default; Notice. (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, notices of all such Events of Default, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust Agreement shall have obtained written notice, of such Event of Default from the Guarantor, MRM or a Holder.

         Section 2.08. Conflicting Interests. The (i) Trust Agreement and (ii) the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the Trust Indenture Act.

                                   ARTICLE 3
              Powers, Duties And Rights Of The Guarantee Trustee

         Section 3.01. Powers and Duties of the Guarantee Trustee. (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to
Section 5.04(d) or 6.04(d) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (b) If an Event of Default actually known to the Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06) and is actually known to the Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

             (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred;

                    (A) the duties and obligations of the Guarantee Trustee
             shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                    (B) in the absence of bad faith on the part of the Guarantee
             Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

             (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

             (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

             (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 3.02. Certain Rights of Guarantee Trustee. (a) Subject to the provisions of Section 3.01:

             (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, proxy, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

             (ii) Any direction or act of the Guarantor or MRM contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate of the Guarantor or MRM, as the case may be, unless otherwise prescribed herein.

             (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

             (iv) The Guarantee Trustee may consult with legal counsel, and the advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or MRM or any of their Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

             (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

             (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

             (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys or any Affiliate, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

             (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

         (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

         Section 3.03. Compensation. The Guarantor and MRM, jointly and severally, agree to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances (including the reasonable fees and expenses of its attorneys and agents) incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement.

         Section 3.04. Indemnity. The Guarantor and MRM, jointly and severally, agree to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payment as a result of any amount due to it under this Guarantee Agreement.

                                   ARTICLE 4
                               Guarantee Trustee

         Section 4.01. Guarantee Trustee; Eligibility. (a) There shall at all times be a Guarantee Trustee which shall:

         (i)  not be an Affiliate of the Guarantor or MRM; and

         (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         Section 4.02. Appointment, Removal and Resignation of the Guarantee Trustee. (a) Subject to Section 4.01(b) the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

         (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by an instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

         (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                   ARTICLE 5
                          Mutual Group Ltd. Guarantee

         Section 5.01. Mutual Group Ltd. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer) to the Holders, as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert, other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder.

         Section 5.02. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than any extension of the maturity date of the Senior Notes permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders or the Guarantee Trustee to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

         Section 5.04. Rights of Holders. The Guarantor expressly acknowledges that: (a) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (b) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (c) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement, provided that, subject to Section 3.01, the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Guarantee Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Guarantee Trustee shall determine that the action or proceeding so directed would involve the Guarantee Trustee in personal liability; (d) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person; and
(e) if an Event of Default with respect to the Senior Notes constituting the failure to pay interest or principal on the Senior Notes on the date such interest or principal is otherwise payable has occurred and is continuing, then any Holder shall have the right, which is absolute and unconditional, to proceed directly against the Guarantor to obtain Guarantee Payments without first waiting to determine if the Guarantee Trustee has enforced this Guarantee Agreement or instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person.

         Section 5.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Senior Notes to Holders as provided in the Trust Agreement.

         Section 5.06. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.01; provided that the Guarantor shall not (except to the extent required by applicable law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         Section 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03.

                                   ARTICLE 6
                     Mutual Risk Management Ltd. Guarantee

         Section 6.01. Mutual Risk Management Ltd. Guarantee. MRM irrevocably and unconditionally guarantees the due and punctual payment by the Guarantor of the Guarantee Payments to the Holders, as and when the same shall become due and payable in accordance with the terms of this Guarantee Agreement, regardless of any defense, right of set-off or counterclaim which the Guarantor may have or assert, other than the defense of payment. In case of the failure of the Guarantor punctually to make any such Guarantee Payments, MRM hereby agrees to cause any such payment to be made punctually as and when the same shall become due and payable and as if such payment were made by the Guarantor. MRM's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by MRM to the Holders or by causing the Issuer or the Guarantor to pay such amounts to the Holders. MRM shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder. The Guarantee Trustee is entitled to enforce the guarantee by MRM on behalf of the Holders.

         Section 6.02. Waiver of Notice and Demand. MRM hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer, the Guarantor or any other Person before proceeding against MRM, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 6.03. Obligations Not Affected. The obligations, covenants, agreements and duties of MRM under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer or the Guarantor of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer or the Guarantor;

          (b) the extension of time for the payment by the Issuer or the Guarantor of all or any portion of the Distributions, Redemption Price, Liquidation Distri bution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than any extension of the maturity date of the Senior Notes permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer or the Guarantor granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or the Guarantor or any of the assets of the Issuer or the Guarantor;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities or the Guarantor's obligations under this Guarantee Agreement;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 6.03 that the obligations of MRM hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders or the Guarantee Trustee to give notice to, or obtain the consent of, MRM with respect to the happening of any of the foregoing.

         Section 6.04. Rights of Holders. MRM expressly acknowledges that: (a) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (b) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (c) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement, provided that, subject to Section 3.01, the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Guarantee Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Guarantee Trustee shall determine that the action or proceeding so directed would involve the Guarantee Trustee in personal liability; (d) any Holder may institute a legal proceeding directly against MRM to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer, the Guarantor or any other Person; and (e) if an Event of Default with respect to the Senior Notes constituting the failure to pay interest or principal on the Senior Notes on the date such interest or principal is otherwise payable has occurred and is continuing, then any Holder shall have the right, which is absolute and unconditional, to proceed directly against MRM to obtain Guarantee Payments without first waiting to determine if the Guarantee Trustee has enforced this Guarantee Agreement or instituting a legal proceeding against the Issuer, the Guarantor, the Guarantee Trustee or any other Person.

         Section 6.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer or the Guarantor) or upon distribution of Senior Notes to Holders as provided in the Trust Agreement.

         Section 6.06. Subrogation. MRM shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by MRM under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 6.01; provided that MRM shall not (except to the extent required by applicable law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to MRM in violation of the preceding sentence, MRM agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         Section 6.07. Independent Obligations. MRM acknowledges that its obligations hereunder are independent of the obligations of the Issuer and the Guarantor with respect to the Preferred Securities and that MRM shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 6.03.

                                   ARTICLE 7
                                  Termination

         Section 7.01. Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon the first to occur of (a) full payment of the Redemption Price of all Preferred Securities, (b) the distribution of Senior Notes to the Holders in exchange for all outstanding Preferred Securities and Common Securities and (c) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or this Guarantee Agreement. The obligations of the Guarantor under Sections 3.03 and 3.04 shall survive any such termination.

                                   ARTICLE 8
                                 Miscellaneous

         Section 8.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and of MRM and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor or MRM that is permitted under the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's or MRM's obligations hereunder, neither the Guarantor nor MRM shall assign its obligations hereunder.

         Section 8.02. Amendments. Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities. The provisions of
Section 12.02 of the Trust Agreement concerning meetings or consents of the Holders shall apply to the giving of such approval. The Guarantor and MRM shall furnish the Guarantee Trustee with an Officers' Certificate and an Opinion of Counsel to the effect that any amendment of this Agreement is authorized and permitted.

         Section 8.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows: (a) if given to the Guarantor, to the address or facsimile number set forth below or such other address or facsimile number as the Guarantor may give notice of to the Guarantee Trustee and the Holders:

                           Mutual Group Ltd.
                           One Logan Square, Suite 1500
                           Philadelphia, Pennsylvania 19103
                           Attention:  Richard O'Brien
                           Telephone:  215-963-1600
                           Telecopier: 215-963-1610

         (b) if given to MRM, to the address or facsimile number set forth below or such other address or facsimile number as MRM may give notice of to the Guarantee Trustee and the Holders:

                           Mutual Risk Management Ltd.
                           44 Church Street
                           Hamilton, HM 12 Bermuda
                           Attention:  James C. Kelly
                           Telephone:  411-295-5688
                           Telecopier: 441-292-1867

          (c) if given to the Issuer, at the Issuer's (and the Guarantee Trustee's) address or facsimile number set forth below or such other address or facsimile number as the Issuer or the Guarantee Trustee may give notice of to the Guarantee Trustee (if given by the Issuer) and the Holders:

                           MRM Capital Trust I
                           c/o Mutual Group Ltd.
                           One Logan Square, Suite 1500
                           Philadelphia, Pennsylvania 19103
                           Attention:  Richard O'Brien
                           Telephone:  215-963-1600
                           Telecopier: 215-963-1610

                  with a copy to:

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           New York, New York 10001
                           Attention:  Capital Markets Fiduciary Services
                           Telephone:  212-946-3082
                           Telecopier: 212-946-8161/8162

          (d) if given to the Guarantee Trustee, at the Guarantee Trustee's address or facsimile number set forth below or such other address or facsimile number as the Guarantee Trustee may give notice to the Guarantor and the
Holders:

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           New York, New York 10001
                           Attention:  Capital Markets Fiduciary Services
                           Telephone:  212-946-3082
                           Telecopier: 212-946-8161/8162

          (e) if given to any Holder, at the address set forth on the books and records of the Issuer.

All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 8.04. Benefit. This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

         Section 8.05. Interpretation. In this Guarantee Agreement, unless the context otherwise requires:

         (a) capitalized terms used in this Guarantee Agreement but not defined in the preambles hereto have the respective meanings assigned to them in Section 1.01;

         (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

         (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

         (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

         (f)  a reference to the singular includes the plural and vice versa;
and

         (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         Section 8.06.  Governing Law.  THIS GUARANTEE AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         Section 8.07. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         Section 8.08. Submission to Jurisdiction. MRM agrees that any judicial proceedings instituted in relation to any matter arising under this Guarantee

Agreement may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Guarantee Agreement, MRM hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding. MRM also irrevocably and unconditionally waives for the benefit of the Guarantee Trustee and the Holders from time to time of the Preferred Securities any immunity from jurisdiction and any immunity from legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) in respect of this Guarantee Agreement. MRM hereby irrevocably designates and appoints for the benefit of the Guarantee Trustee and the Holders from time to time of the Preferred Securities for the term of this Guarantee Agreement CT Corporation, 111 8th Avenue, New York, NY 10011, Telephone: 212-590-9100, as its agent to receive on its behalf service of all process (with a copy of all such service of process to be delivered to Mutual Risk Management Ltd., 44 Church Street, Hamilton, HM 12 Bermuda, Attention: James C. Kelly, Telephone:
441-295-5688, Telecopier: 441-292-1867) brought against it with respect to any such proceeding in any such court in The City of New York, such service being hereby acknowledged by MRM to be effective and binding service on it in every respect whether or not MRM shall then be doing or shall have at any time done business in New York. Such appointment shall be irrevocable so long as any of the obligations of MRM hereunder remain outstanding, or until the appointment of a successor by MRM, as the case may be, and such successor's acceptance of such appointment. Upon such acceptance, MRM shall notify the Guarantee Trustee of the name and address of such successor. MRM further agrees for the benefit of the Guarantee Trustee and the Holders from time to time of the Preferred Securities to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent in full force and effect so long as any of the obligations of MRM hereunder shall be outstanding. The Guarantee Trustee shall not be obligated and shall have no responsibility with respect to any failure by MRM to take any such action. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of the Guarantee Trustee or any Holder to institute proceedings against MRM in the courts of any other jurisdiction or jurisdictions.

         Section 8.09. Judgment Currency. All payments by the Guarantor or MRM hereunder shall be made in lawful currency of the United States of America ("Dollars"). MRM agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in Dollars into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Guarantee Trustee could purchase in The City of New York the requisite amount of Dollars with the Judgment Currency on the Business Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Guarantee Agreement to make payments in Dollars (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Dollars, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Dollars expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in Dollars the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Agreement.

         Section 8.10. Net Payments. All payments hereunder by MRM ("Guarantee Payments") shall be made by MRM without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, MRM shall, subject to certain limitations and exceptions set forth below, pay to the Holder of any Preferred Security such Additional Amounts (as defined below) as may be necessary so that every net Guarantee Payment, after such withholding or deduction, shall not be less than the amount due and payable pursuant to this Guarantee Agreement; provided, however, that MRM shall not be required to make payment of such Additional Amounts for or on account of:

                                (1) any tax, fee, duty, assessment or
                           governmental change of whatever nature which would not have been imposed but for the fact that such
                           Holder: (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the taxing jurisdiction other than by reason of the mere ownership of such Preferred Security or receipt of a Guarantee Payment; (B) presented such Preferred Security for payment in the taxing jurisdiction or any political subdivision thereof, unless such Preferred Security could not have been presented for payment elsewhere; or (C) presented such Preferred Security more than 30 days after the date on which the payment in respect of such Preferred Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Preferred Security for payment on any day within such period of 30 days;

                                (2) any estate, inheritance, gift, sale,
                           transfer, personal property or similar tax, assessment or other governmental charge;

                                (3) any tax, assessment or other governmental
                           charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Preferred Security to comply with any reasonable request by MRM addressed to the Holder within 90 days of such request (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

                                (4) any combination of items (1), (2) and (3);

nor shall Additional Amounts be paid with respect to any Guarantee Payment to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Preferred Security to the extent such payment would be required by the laws of the taxing jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of the Preferred Security.

         If any withholding for or on account of any tax, fee, duty, assessment or other governmental charge described in this Section 8.10 shall be required in connection with a Guarantee Payment, MRM shall specify, in a certificate to the Guarantee Trustee, by the jurisdiction in which the Holders of Preferred Securities are resident for tax purposes the amount, if any, required to be withheld on such payments to such Holders, and MRM agrees to pay to the Guarantee Trustee the additional amounts required by this Section 8.10. MRM covenants to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any such certificate furnished pursuant to this
Section 8.10.

         "Additional Amounts" means any additional amounts which are required hereby, under circumstances specified herein, to be paid by MRM in respect of certain taxes, assessments or other governmental charges imposed on Holders and which are owing to such Holders.

         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                                 MUTUAL GROUP LTD.



                                                 By: /s/ Richard O'Brien
                                                    ----------------------
                                                    Title: Vice President



                                                 MUTUAL RISK MANAGEMENT
                                                 LTD.



                                                 By: /s/ Elizabeth Price
                                                    --------------------
                                                    Title: Secretary



                                                 THE CHASE MANHATTAN
                                                 BANK, as Guarantee Trustee

                                                 By: /s/ Sheik Wiltshire
                                                    ----------------------------
                                                    Title: Second Vice President